Exhibit 23.02
                                         _____________



          CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statement of P.T. ALatieF Freeport
Finance Company BV, as issuer and Freeport-McMoRan
Copper & Gold Inc. (FCX) as Registrant on Form S-3 of our report dated March 31, 1993, except for Note 11 as to which the date is Jul 30, 1993, on our audit of the consolidated financial statements of Rio Tinto Minera, S.A. as of December 31, 1992 and for the year then ended included in FCX's Report on Form 8-K dated April
13, 1993 as amended on August 5, 1993. We also consent to the reference to our firm under the caption
"Experts".



                           Coopers & Lybrand, S.A.




Madrid, Spain
February 14, 1994